Exhibit 99.3

Silicon Laboratories Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

Pro forma condensed consolidated statements of income are included as Exhibit 99.2 to this Current Report on Form 8-K.  This Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures reconciles GAAP financial measurements to non-GAAP financial measurements, in each case on the pro forma basis described in Exhibit 99.2.  The non-GAAP financial measurements provided in this Exhibit 99.3 do not replace the presentation of Silicon Laboratories’ GAAP financial results.  This Exhibit 99.3 merely provides supplemental information to assist investors in analyzing Silicon Laboratories’ results of operations; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies.  Silicon Laboratories has chosen to provide this information to investors because it believes that such supplemental information enables them to perform meaningful comparisons of past, present and future operating results, and as a means to highlight the results of core ongoing operations.

Year Ended December 30, 2006
GAAP revenues	$464,597
Aero product lines adjustment	(176,441)
Non-GAAP revenues	$288,156

GAAP operating income	$29,115
Aero product lines adjustment (including $8.4 million of stock compensation expense)	(23,063)
Stock compensation — retained business	31,029
In-process R&D — retained business	2,600
Headquarters relocation costs	2,956
Non-GAAP operating income	$42,637

Non-GAAP operating income %	14.8%